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                                                                     Exhibit 4.1

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES MAY NOT BE OFFERED OR SOLD, UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR ANY APPLICABLE STATES SECURITIES LAWS IS AVAILABLE.


               Warrant to Purchase _______ Shares of Common Stock



             REDEEMABLE WARRANT TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                               AGRIBIOTECH, INC.


     This is to certify that, FOR VALUE RECEIVED, ________________ ("Holder") having an office at __________________________________________________, is
entitled to purchase, subject to the provisions of this Warrant, from AgriBioTech, Inc., a Nevada corporation (the "Company"),_____________________ (_______) fully paid, validly issued and non-assessable shares of Common Stock (the "Common Stock"), par value $.001 per share, of the Company at any time or from time to time for three years from the date hereof until 5:00 PM. Pacific Time, on May 12, 2001, at a price of $17.50 per share. This Warrant was issued at a cost of $1.50 per share as part of the Units sold on this date by the Company to the Holder, each Unit consisting of two shares of Common Stock and one Warrant sold at a cost of $29.00 per Unit.

     The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as
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hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

     (a) EXERCISE OF WARRANT.  This Warrant may be exercised in whole or in part
         -------------------
(but no partial exercise shall be for less than ten thousand (10,000) Warrant Shares) at any time or from time to time on or after the date hereof and until May 12, 2001; provided, however, that if such day is a day on which banking institutions in the State of Nevada are authorized by law to close, then this Warrant may be exercised on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office or to the Company's warrant agent, if any has been so appointed, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price, in cash or by certified or bank cashier's check, for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, the Company shall issue or cause to be issued and delivered to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of any such exercise, provided such exercise is in accordance with the provisions set forth herein.
If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder In such denominations requested by the Holder, but not to purchase less than 10,000 Warrant Shares. Upon receipt by

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the Company of this Warrant at its office in proper form for exercise, the
Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

     Notwithstanding the foregoing, commencing ninety (90) days from the date hereof, if, and only if, at the time of exercise of this Warrant, the Warrant Shares are not saleable pursuant to an effective registration statement, then in addition to the exercise of all or a part of this Warrant by payment of the Exercise Price in cash as provided above, and in lieu of such payment, the Holder shall have the right at any time and from time to time as provided above to exercise this Warrant in whole or in part by surrendering this Warrant in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares as to which this Warrant is being exercised multiplied by
(y) a fraction the numerator of which is the current market value of the Common Stock less the Exercise Price then in effect and the denominator of which is the current market value (in each case adjusted for fractional shares as herein provided).

     (b)   RESERVATION OF SHARES.  The Company shall at all times reserve for
           ----------------------
issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

     (c)   FRACTIONAL SHARES.  No fractional shares or script representing
           -----------------
fractional shares shall be issued upon the exercise of this Warrant. No adjustment shall be made in respect of cash dividends on Warrant Shares delivered upon exercise of any Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an

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amount in cash equal to such fraction multiplied by the average closing bid and asked prices of the Common Stock on the last available date for which quotations are available immediately preceding the date of exercise of this Warrant, or if the bid and asked prices are not so reported, then the current market value shall be an amount, not less than the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     (d) EXCHANGE OR LOSS OF WARRANT.  This Warrant is exchangeable, without
         ---------------------------
expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock
purchasable hereunder.   This Warrant may be divided or combined with other
Warrants which carry the same rights upon presentation hereof at the principal office of the Company with a written notice specifying the denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be
divided or exchanged.   Upon receipt by the Company or its warrant agent, if
any, of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

     (e) RIGHTS OF THE HOLDER.  The Holder shall not, by virtue hereof, be
         --------------------
entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except

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to the extent set forth herein and in any warrant agreement entered into by and between the Company and a warrant agent with respect to the Warrants. In the event the Company enters into a warrant agreement with a warrant agent, the terms of the Warrant shall be embodied in the warrant agreement; and the acceptance of this Warrant by the Holder shall be deemed consent by the Holder for the Company to enter into any such warrant agreement, upon such terms and conditions mutually agreeable between the Company and any such warrant agent, provided such warrant agreement does not adversely affect any of the rights of the Holder, as set forth in this Warrant.

     (f) ANTI-DILUTION PROVISIONS.  After each adjustment of the Exercise Price
         ------------------------
pursuant to this Section (f), the number of shares of Common Stock purchasable upon the exercise of the Warrant shall be the number of Warrant Shares receivable upon exercise thereof prior to such adjustment multiplied by a fraction the numerator of which shall be the original Exercise Price as defined above and the denominator of which shall be such adjusted Exercise Price. The Exercise Price shall be subject to adjustment as set forth below:

          (i) In the event that the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which the Holder would have owned immediately following such

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action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (ii) No adjustment in the Exercise Price shall be required to be made unless such adjustment would require an increase or decrease of at least $.10; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-one hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares upon the exercise of any Warrant.

          (iii) No adjustment of the Exercise Price shall be made except on the conditions set forth in this Section (f). Without limitation to the foregoing, there shall be no adjustment pursuant to this Section (f) should the Company issue any capital stock for cash or other consideration on terms approved by the Board of Directors.

          (iv) In the event of any change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants other than a change in par

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value or from par value to no par value or from no par value to par value) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Holder of the Warrants shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such change, consolidation, merger, sale or conveyance.
Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided elsewhere in this Section (f). The above provisions of this Section (f) shall similarly apply to successive consolidations, mergers, sales or conveyances.

          (v) Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of the Company at such adjusted Exercise Price.

     (g) REGISTRATION RIGHTS.  Section 3, with the heading "Registration," of
         --------------------
the Securities Purchase Agreement executed on the date hereof pursuant to which this Warrant was issued is incorporated here in by reference and shall govern the registration of the Warrant Shares.

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     (h) TRANSFERABILITY; INVESTMENT REPRESENTATION.  This Warrant shall be
         ------------------------------------------
fully transferrable, except as provided herein. No transfer may take place in violation of any securities laws or regulations. By accepting this Warrant, the Holder acknowledges that it is being taken for his own account as principal, for investment purposes only, and not with a view to, or for, resale (except to or with the Company's consent), distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Warrant and such Warrant may only be transferred, subject to compliance with the legend set forth on the first page. Unless the shares issuable upon the exercise of this Warrant are registered under the Securities Act of 1933, as amended (the "Act"), the Holder, upon exercise of this Warrant will be required to provide the Company with an investment letter and the certificates representing such shares will contain a legend to the effect that the Holder may not transfer, sell, pledge or hypothecate such shares unless the registration provisions of the Act have been complied with and unless the Company has received an opinion of counsel that such registration is not required.

     (i) MANDATORY CONVERSION/REDEMPTION.  This Warrant may be automatically
         -------------------------------
converted by the Company into Common Stock, if it has not previously been exercised, upon five (5) business days prior written notice (the sixth business day being the "Conversion Date") to the Holder of the Company's intent to exercise the right of mandatory conversion, if the Closing sale price of the Company's Common Stock has exceeded $25.00 per share, as subject to adjustments consistent with those in paragraph (f) above, for fifteen (15) consecutive trading days, ending within fifteen (15) calender days of the Company's transmitting the notice of conversion in accordance with the notice provisions set forth in Section (j) below.

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During the five business days following the Company's transmitting the notice of conversion, the Holder shall retain all rights to exercise this Warrant.

     In the event that the Holder fails to exercise this Warrant, in whole or in part, before the Conversion Date, the Holder shall be paid a redemption price of $.01 per unexercised Warrant. In the event that the Warrants are redeemed by the Company, then simultaneous with the redemption, the Warrants shall be deemed to have been assigned by the Holder to the designees of the Company who have agreed to act as standby purchasers to the unexercised Warrants.

     The Warrant Shares shall be delivered to the Holder of converted Warrants within five (5) business days after the Conversion Date specified in the notice of such conversion to such Holder; provided, however, that the Company shall not be obligated to deliver any Warrant Shares unless either the Warrants are delivered to the Company or its Warrant agent as provided in Section (a), or the Holder notifies the Company or the Warrant Agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

     In the event that neither the Warrants are delivered to the Company or its Warrant Agent or a satisfactory indemnity is not delivered to the Company as set forth in the preceding sentence prior to the Conversion Date, the Holder's right to convert this Warrant shall terminate and be null and void and the Company shall have the right to have this Warrant transferred on its transfer books to a standby purchaser who shall be entitled to exercise same. The transfer shall be deemed to have occurred simultaneous with the Conversion Date.

     (j) NOTICES.  All notices and other communications which are required or
         --------
may be

                                      -9-
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given under this Warrant shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile, one (1) day after being sent by overnight courier service or three (3) days after being mailed, postage prepaid, in the case of the Company to 120 Corporate Park Drive, Henderson, Nevada 89014, and in the case of the Holder to the address set forth herein, with a copy to ____________________________________________________, or
to such other address as such party shall have specified by notice to the other party hereto. If notice is given by registered or certified first class mail, postage prepaid, return receipt requested, the return receipt shall be conclusive evidence of the notice having been mailed on the date set forth.

     (k) MISCELLANEOUS.  This Agreement contains the entire Agreement and
         --------------
supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Warrant may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought, provided, however, that this Warrant may be amended or modified without the consent of the Holder if such amendment or modification does not adversely affect the rights of the Holder hereunder. This Agreement will not be assigned by either party hereto and shall be interpreted under the laws of the State of Nevada without application to the principles of conflicts of laws.

               [Remainder of this page intentionally left blank.]

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                              AGRIBIOTECH, INC.
ATTEST:
                                    By:_______________________
_________________________              Henry A. Ingalls, Chief
                                       Financial Officer
Dated: May 13, 1998

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                                 PURCHASE FORM
                                 -------------

                                                      Dated ______________, 19__

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____________shares of Common Stock and hereby makes payment of ______________________________ in payment of the actual exercise price thereof.

                        --------------------------------


                     INSTRUCTIONS FOR REGISTRATION OF STOCK
                     --------------------------------------


Name____________________________________________________________________________
                  (Please typewrite or print in block letters)

Address_________________________________________________________________________

Social Security No. TIN number________________________________

Signature__________________________________________

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